Exhibit 99.1
FOR FURTHER INFORMATION CONTACT: Vincent A. Paccapaniccia
Chief Financial Officer
(610) 729-3750
FOR IMMEDIATE RELEASE

May 25, 2016

CSS INDUSTRIES, INC. REPORTS RESULTS OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED MARCH 31, 2016
~ Posts Full Year Increases in Sales and Diluted Earnings per Share
~ Consolidated Sales and Product Development Functions
~ Completed Third Acquisition in Two Years

CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the quarter and year ended March 31, 2016. “Fiscal 2016 was a positive year for CSS,” said Christopher J. Munyan, CSS’ President and Chief Executive Officer.  “Sales and profits were slightly higher than the prior year as we integrated the acquisition of Hollywood Ribbon Industries, Inc. which we acquired in February 2015. We also positioned our company for future growth as we consolidated our sales and product development functions to better focus on broad sales opportunities across our product lines, drive efficiencies and improve customer service.  Additionally, the recent acquisition of Blumenthal Lansing Company, LLC ("Blumenthal") marked our third acquisition since May 2014, and reflects our strategy of growing our business through strategic acquisitions."

"The strategy of CSS," continued Mr. Munyan, "is to build on existing relationships with craft, seasonal and celebrations customers by expanding and diversifying the product lines and thereby growing presence in the largest retailers in North America. This will include acquiring companies which fit into appropriate acquisition parameters. We actively meet with craft, seasonal and celebrations companies to review and assess potential acquisition targets.”

As previously announced, the Company acquired substantially all of the business and assets of Blumenthal on February 2, 2016. As part of this transaction, during the fourth quarter of fiscal 2016, the Company incurred $1,109,000 pretax, or $0.08 per diluted share, of transaction and transition costs to integrate the business into our existing operations. The Company expects the transaction to be accretive to earnings per diluted share for the Company’s fiscal year ending March 31, 2017.

Sales for the fourth quarter of fiscal 2016 increased 5.7% to $56,744,000 from $53,702,000 in the fourth quarter of fiscal 2015, largely due to sales attributable to the Blumenthal acquisition mentioned above and higher sales of all occasion stationery products. Loss before income taxes for the fourth quarter of fiscal 2016 was $(1,465,000), compared to $(1,928,000) in the fourth quarter of fiscal 2015. Net loss for the fourth quarter of fiscal 2016 was $(589,000), or $(0.06) per diluted share, versus $(1,336,000), or $(0.14) per diluted share, in the fourth quarter of fiscal 2015. Results for the fourth quarter of fiscal 2016 include an increase in the tax benefit related to the domestic manufacturing tax deduction under Section 199 of the Internal Revenue Code and the previously mentioned $1,109,000 of pretax transaction and transition costs from the acquisition of Blumenthal. Results for the fourth quarter of fiscal 2015 include $881,000 of pretax transaction and transition costs from the previously announced acquisition of substantially all of the assets and business of Hollywood Ribbon Industries, Inc. ("Hollywood Ribbon"). These amounts are detailed in the charts below.

Fourth Quarter Fiscal 2016		Blumenthal Charges	Non-GAAP Results
	As Reported
(Loss) income before income taxes	$(1,465,000)	$1,109,000	$(356,000)
Income tax (benefit) provision	(876,000)	391,000	(485,000)
Net (loss) income	(589,000)	718,000	129,000
Diluted net (loss) income per common share	$(0.06)	$0.08	$0.02

Fourth Quarter Fiscal 2015		Hollywood Ribbon Charges	Non-GAAP Results
	As Reported
(Loss) income before income taxes	$(1,928,000)	$881,000	$(1,047,000)
Income tax (benefit) provision	(592,000)	320,000	(272,000)
Net (loss) income	(1,336,000)	561,000	(775,000)
Diluted net (loss) income per common share	$(0.14)	$0.06	$(0.08)

Sales for full year fiscal 2016 increased 1.3% to $317,017,000 from $313,044,000 in full year fiscal 2015, primarily due to higher sales of Christmas bows and ribbon, largely due to the Hollywood Ribbon acquisition, and new sales from the Blumenthal acquisition mentioned above, partially offset by lower sales of Christmas tags and cards. Income before income taxes for the full year fiscal 2016 and fiscal 2015 was $26,641,000. Net income for full year fiscal 2016 was $17,236,000, or $1.87 per diluted share, versus $16,954,000, or $1.80 per diluted share, in the prior fiscal year. Results for full year fiscal 2016 include an increase in the tax benefit related to the domestic manufacturing tax deduction under Section 199 of the Internal Revenue Code and the previously mentioned $1,109,000 of pretax transaction and transition costs from the Blumenthal acquisition. Results for full year fiscal 2015 include $881,000 of pretax transaction and transition costs from the Hollywood Ribbon acquisition. These amounts are detailed in the charts below.

Full Year Fiscal 2016		Blumenthal Charges	Non-GAAP Results
	As Reported
Income before income taxes	$26,641,000	$1,109,000	$27,750,000
Income tax expense	9,405,000	391,000	9,796,000
Net income	17,236,000	718,000	17,954,000
Diluted net income per common share	$1.87	$0.08	$1.95

Full Year Fiscal 2015		Hollywood Ribbon Charges	Non-GAAP Results
	As Reported
Income before income taxes	$26,641,000	$881,000	$27,522,000
Income tax expense	9,687,000	320,000	10,007,000
Net income	16,954,000	561,000	17,515,000
Diluted net income per common share	$1.80	$0.06	$1.86

The Company's seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of all occasion and seasonal social expression products, principally to mass market retailers. These all occasion and seasonal products include decorative ribbons and bows, classroom exchange Valentines, infant products, journals, buttons, boxed greeting cards, gift tags, gift card holders, gift bags, gift wrap, decorations, floral accessories, craft and educational products, Easter egg dyes and novelties, memory books, scrapbooks, stickers, stationery, and other items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to the Company's expectation that the Blumenthal acquisition will be accretive to earnings per diluted share for the fiscal year ended March 31, 2017. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, risks associated with the acquisition of the Blumenthal business, including the risk that the Company may not be able to successfully manage and integrate the Blumenthal business and/or obtain the accretive financial benefits currently expected from the acquisition of the Blumenthal business; general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); information technology risks, such as cyber attacks and data breaches; increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three months and twelve months ended March 31, 2016 and 2015 and condensed consolidated balance sheets as of March 31, 2016 and March 31, 2015 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Net sales	$56,744	$53,702	$317,017	$313,044

Costs and expenses
Cost of sales	39,894	38,319	214,746	211,342
Selling, general and administrative expenses	18,680	17,308	76,047	75,062
Interest (income) expense, net	(69)	(32)	(112)	7
Other (income) expense, net	(296)	35	(305)	(8)
	58,209	55,630	290,376	286,403

(Loss) income before income taxes	(1,465)	(1,928)	26,641	26,641

Income tax (benefit) expense	(876)	(592)	9,405	9,687

Net (loss) income	$(589)	$(1,336)	$17,236	$16,954

Net (loss) income per common share
Basic	$(0.06)	$(0.14)	$1.88	$1.82
Diluted	$(0.06)	$(0.14)	$1.87	$1.80

Weighted average shares outstanding
Basic	9,063	9,343	9,147	9,326
Diluted	9,063	9,343	9,239	9,410

Cash dividends per share of common stock	$0.20	$0.18	$0.74	$0.63

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	March 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$19,927	$36,429
Short-term investments	59,806	69,845
Accounts receivable, net	45,144	42,052
Inventories	73,022	65,491
Other current assets	12,792	11,235

Total current assets	210,691	225,052

Property, plant and equipment, net	27,053	25,493

Deferred income taxes	3,193	4,957

Other assets:
Goodwill	19,974	15,820
Intangible assets, net	42,183	33,048
Other	6,832	5,103

Total other assets	68,989	53,971

Total assets	$309,926	$309,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued customer programs	$3,275	$4,042
Other current liabilities	30,530	30,963

Total current liabilities	33,805	35,005

Long-term obligations	4,631	4,213

Stockholders' equity	271,490	270,255

Total liabilities and stockholders’ equity	$309,926	$309,473

CSS Industries, Inc.
Reconciliation of Certain Non-GAAP Measures
(Unaudited)
(in thousands, except per share amounts)

The following is a reconciliation and computation of income (loss) before income taxes, income tax expense (benefit), net income (loss) and diluted net income (loss) per common share to exclude charges incurred as a result of the Blumenthal acquisition in the fourth quarter of fiscal 2016 and the Hollywood Ribbon acquisition in the fourth quarter of fiscal 2015:

	Three Months Ended March 31, 2016
	Loss Before Income Taxes	Income Tax Benefit	Net (Loss) Income	Diluted Net (Loss) Income Per Common Share
As Reported	$(1,465)	$(876)	$(589)	$(0.06)
Blumenthal Charges	1,109	391	718	0.08
Non-GAAP Measurement	$(356)	$(485)	$129	$0.02

	Twelve Months Ended March 31, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Net Income Per Common Share
As Reported	$26,641	$9,405	$17,236	$1.87
Blumenthal Charges	1,109	391	718	0.08
Non-GAAP Measurement	$27,750	$9,796	$17,954	$1.95

	Three Months Ended March 31, 2015
	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Diluted Net (Loss) Income Per Common Share
As Reported	$(1,928)	$(592)	$(1,336)	$(0.14)
Hollywood Ribbon Charges	881	320	561	0.06
Non-GAAP Measurement	$(1,047)	$(272)	$(775)	$(0.08)

	Twelve Months Ended March 31, 2015
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Net Income Per Common Share
As Reported	$26,641	$9,687	$16,954	$1.80
Hollywood Ribbon Charges	881	320	561	0.06
Non-GAAP Measurement	$27,522	$10,007	$17,515	$1.86

Management believes that presentation of results of operations adjusted for the affects of the Blumenthal transaction and transition costs in fiscal 2016 and the Hollywood Ribbon acquisition in fiscal 2015 provides useful information to investors with respect to the Company’s operating results for the three months and twelve months ended March 31, 2016 and 2015 because it enhances comparability between the reporting periods.